Patrick Industries, Inc. Completes Acquisition of Hyperform Inc. ELKHART, IN – April 12, 2021 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Hyperform Inc., a leading manufacturer of high-quality, non-slip foam flooring, operating under the SeaDek brand name, for the marine OEM market and aftermarket. Hyperform also serves the pool and spa, powersports and utility markets under the highly complementary brands of SwimDek and EndeavorDek (collectively, “SeaDek”). SeaDek operates out of two manufacturing facilities located in Rockledge, Florida and in Cocoa, Florida, which possess full marketing, laboratory, prototyping, and research and development capabilities. SeaDek had full-year 2020 revenues of approximately $25 million, and the Company expects the acquisition to be immediately accretive to net income per share. “We are extremely excited to partner with the industry-leading SeaDek team and continue to build out our portfolio of high quality marine component suppliers under our full solutions model,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “These three brands specialize in creating innovative and highly functional products that use a high-grade, proprietary blended foam material, offering a safe, durable and comfortable alternative to traditional marine and specialty market flooring products. This acquisition provides significant opportunities for growth in both the OEM market and the aftermarket as well as additional resources and channels to further expand our marine products and accessories offerings to the markets we serve across the U.S. and internationally. Consistent with previous acquisitions, we will support SeaDek with a financial and operational foundation that will allow it to continue to capitalize on its core competencies while preserving the entrepreneurial spirit and brand that have been so important to its success.” Kurt Wilson, CEO of SeaDek, said, “My brother Jim and I, along with the rest of the SeaDek team, are pleased to join the Patrick family and continue the legacy of SeaDek after nearly four decades as a family-owned business. We look forward to partnering with Patrick, whose vast product offerings, resources and customer first approach will help to further grow the SeaDek brands, and offer an enhanced range of product solutions to our customers and markets.” The acquisition of SeaDek includes the acquisition of working capital, real estate and other assets and was funded under the Company’s credit facility. Patrick will continue to operate SeaDek on a stand- alone basis under its brand names in its existing facilities.

2 About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada and China. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, various marine aftermarket products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com / 574.294.7511